Exhibit 10.2

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EASTSIDE DISTILLING, LLC

5% SECURED CONVERTIBLE PROMISSORY NOTE

DUE JUNE 13, 2015

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$150,000.00

June 13, 2014

FOR VALUE RECEIVED, Eastside Distilling, LLC., a corporation organized and existing under the laws of the State of Oregon (the “Company”), promises to pay to Eurocan Holdings, Ltd., the registered holder hereof (the “Holder”), the principal sum of one hundred fifty thousand five dollars and no cents ($150,000.00) (the “Face Amount”) on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding Face Amount from time to time at the rate of 5% per annum (computed on the basis of the actual number of days elapsed and a year of 360 days and compounded monthly), accruing on a daily basis from June 13, 2014, the date of initial issuance of this Note (the “Issue Date”), until payment in full of the Face Amount has been made or duly provided for (whether before or after the Maturity Date). Notwithstanding any other provision hereof, interest paid or becoming due hereunder and any other payments hereunder which may constitute interest shall in no event exceed the maximum rate permitted by applicable law.

This Note is subject to the following additional provisions:

1.	The term “Maturity Date” means the June 13, 2015.

2.	Security. In consideration of any financial accommodation given, to be given, or continued to Company by Holder, and to secure the payment of all debts, obligations, or liabilities now or hereafter existing, absolute or contingent, of Company to Holder, Company pledges and grants to Holder a security interest in any and all assets of the Company held by the Company during the term of this Note which Company has this day and shall, for the term of this Note, provided reports and proof of such assets upon demand by Holder; and all property hereafter deposited with Holder in substitution for any of the property described above; and all stock rights, voting rights and rights to subscribe, dividends of any nature, new securities or other property which Company may be or become entitled to receive on account of any securities or other property subject to this Note; and all proceeds of any of the above-described collateral.

3.	Prepayment.

a. This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty; provided, however, that no portion of the Prepaid Interest shall be refundable or otherwise returned to the Company in the event of any such prepayment. Any payment shall be applied as provided in Section 3.

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b. TIME IS OF THE ESSENCE WITH RESPECT TO ANY PAYMENT DUE HEREUNDER. The Company shall be in default hereunder if any payment is not made in a timely manner, without any right to cure unless such right to cure is granted by the Holder in each instance; provided, however, that the grant of such right is in the sole discretion of the Holder and may be withheld for any reason or for no reason whatsoever.

4.	Any payment made on account of the Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest through and including the date of payment, and (iii) then, to principal of this Note.

5.	All payments contemplated hereby shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

6.	No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

7.	The obligations of the Company under this Note are secured by a pledge by the Company of all Assets held by the Company for the entirety of the term of this Note.

8.	The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

9.	Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the Loan Agreement in the section entitled “Notices.”

10.	This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

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11.	JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

12.	The following shall constitute an “Event of Default” hereunder:

a. The Company shall default in the payment of any amount due on this Note, time being of the essence, whether by maturity, pursuant to Section 2 or otherwise; or

b. Any of the representations or warranties made by the Company herein, in the Security Interest and Pledge Agreement or any of the other Transaction Documents shall be false or misleading in any material respect at the time made; or

c. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

d. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent; or

e. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

f. The Company will not incur any indebtedness, other than indebtedness incurred in the ordinary course of business or outstanding the date hereof, unless such indebtedness is subordinated to the prior payment in full of this Note on terms reasonably satisfactory to the Lender.

g. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of Holders shall be instituted by or against the Company or any of guarantor.

h. The Company or any subsidiary shall default in any of its obligations under any other note or any mortgage, credit agreement, loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any leasing or factoring arrangement of the Company or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

i. the Borrower requests an extension of the payment terms hereof during the term of the Note, unless otherwise mutually agreed by the Parties.

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13.	If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 30% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided.

14.	In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

15.	This Note shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Company and the Holder. In no event may the Company assign this Note or any rights or obligations hereunder without the Holder’s prior written consent and any purported assignment without such consent shall be null and void. This Note and the rights and obligations hereunder may not be assigned by the Holder at any time.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this 5% Original Issue Convertible Secured Promissory note to be duly executed by an officer thereunto duly authorized this 13 day of June 2014.

By: /s/ Steven Earles

Name: Steven Earles

Title: CEO

Agreed and confirmed this 13 day of June, 2014

Eastside Distilling

By:

/s/ Steven Earles	Date:	6-13-14	Title: CEO
Steven Earles

/s/ Lenny Gotter	Date:	6-13-14	Title: COO
Lenny Gotter

Eurocan Holdings Ltd.
By:

.s. Michael Williams	Date:	6-13-14	Title: President & CEO
Michael Williams

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